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                                                                   EXHIBIT 5(a)

              [LETTERHEAD OF KILPATRICK TOWNSEND & STOCKTON LLP]

                                April 26, 2013

New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York 11590

Ladies and Gentlemen:

   We have acted as counsel to New York Community Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of an automatic registration statement on Form S-3 (the "Registration Statement") providing for the registration of an unspecified number of Securities (as defined below) under the Securities Act of 1933, as amended (the "Act"), consisting of the following:

   (i) senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities") of the Company (collectively, "Debt Securities");

   (ii) shares of common stock, $0.01 par value, of the Company ("Common
Stock");

   (iii) shares of preferred stock, $0.01 par value, of the Company ("Preferred Stock"), which may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts");

   (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares of the Company ("Warrants"); and

   (v) contracts to purchase or sell Common Stock, Preferred Stock or Depositary Shares of the Company ("Stock Purchase Contracts");

   (vi) Stock Purchase Contract units ("Stock Purchase Units"); and

   (vii) units ("Units"), which are comprised of one or more of the Securities (as defined below) in any combination.

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New York Community Bancorp, Inc.
April 26, 2013
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   The Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Warrants, Stock Purchase Contracts, Purchase Contract Units, and Units are collectively referred to herein as the "Securities."

   We have examined: (i) the Registration Statement, including the respective prospectuses and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the respective indentures or forms of indentures, as the case may be, for the respective Debt Securities (including, as exhibits, proposed forms of securities thereunder) between the Company and Wilmington Trust N.A., as Trustee, under each indenture (the "Trustee"), providing for the issuance of the respective Debt Securities from time to time on the terms thereof (each an "Indenture" and, collectively, the "Indentures"); (iii) the Company's restated certificate of incorporation and bylaws, each as amended to the date hereof; (iv) corporate proceedings of the Company relating to the Registration Statement, the Indentures and the transactions contemplated thereby; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

   As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

   Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning laws other than those of the States of Delaware and New York. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

   Based on the foregoing, we are of the opinion that:

   (1) when (i) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) such Debt Securities have been duly executed, authenticated, and delivered in accordance with the applicable Indenture, and (iii) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Debt Securities so issued (including any Debt Securities issued in settlement of Stock Purchase Contracts, Purchase Contract Units or Units) will constitute valid and binding obligations of the Company;

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New York Community Bancorp, Inc.
April 26, 2013
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   (2) except with respect to Common Stock issuable upon (x) the conversion of
Securities that are by their terms convertible ("Convertible Securities") or
(y) the settlement of Stock Purchase Contracts, Purchase Contract Units or Units, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock has been taken and (ii) the Common Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Common Stock will be validly issued, fully paid and nonassessable;

   (3) with respect to Common Stock issuable upon the conversion of Convertible Securities that are by their terms convertible, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon conversion of the Convertible Securities has been taken, (ii) such Convertible Securities have been converted in accordance with their terms and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

   (4) with respect to Common Stock issuable upon settlement of Stock Purchase Contracts, Purchase Contract Units or Units comprised of Common Stock and any one or more other Securities, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon settlement of the Stock Purchase Contracts, Purchase Contract Units or Units has been taken,
(ii) such Stock Purchase Contracts, Purchase Contract Units or Units have been settled in accordance with their terms and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

   (5) except with respect to Preferred Stock issuable upon (x) the conversion of Convertible Securities or (y) the settlement of Stock Purchase Contracts, Purchase Contract Units or Units, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof), (ii) a Certificate of Designation of Rights and Preferences has been duly filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of the applicable consideration, the Preferred Stock will be validly issued, fully paid and nonassessable;

   (6) with respect to Preferred Stock issuable upon the conversion of Convertible Securities which are by their terms convertible, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon conversion of Convertible Securities, (ii) a Certificate of Designation of Rights and Preferences has been duly filed with the Secretary of State of the State of Delaware and (iii) such Convertible Securities have been converted in accordance with their terms, such Preferred Stock will be validly issued, fully paid and nonassessable;

   (7) with respect to Preferred Stock issuable upon settlement of Stock Purchase Contracts, Purchase Contract Units or Units comprised of Preferred Stock and any one or more other Securities, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon settlement of Stock Purchase Contracts, Purchase Contract Units or Units, (ii) a Certificate of Designation of Rights and Preferences has been duly filed with the Secretary

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New York Community Bancorp, Inc.
April 26, 2013
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of State of the State of Delaware and (iii) such Stock Purchase Contracts,
Purchase Contract Units or Units have been settled in accordance with their terms, such Preferred Stock will be validly issued, fully paid and nonassessable;

   (8) when (i) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Depositary Shares (the "Deposit Agreement") with a bank or trust company selected by the Company to act as depositary thereunder (the "Depositary"), (ii) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto,
(iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Depositary Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Depositary Agreement, the Depositary Receipts will constitute valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement;

   (9) when (i) all necessary corporate action to approve and authorize the execution and delivery of a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement (the "Warrant Agreement") has been taken, (ii) such Warrant Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Company;

   (10) when (i) all necessary corporate action to approve and authorize the execution and delivery of Stock Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement has been taken, (ii) such Stock Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of such Stock Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (iv) such Stock Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Stock Purchase Contracts will constitute valid and binding obligations of the Company;

   (11) when (i) all necessary corporate action to approve and authorize the execution and delivery of Purchase Contract Units that conform in all material respects to the description thereof in the Registration Statement has been taken, (ii) such Purchase Contract Units have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of such Purchase Contract Units and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (iv) such Purchase Contract Units have been issued and sold, against delivery of the applicable consideration, the Purchase Contract Units will constitute valid and binding obligations of the Company; and

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New York Community Bancorp, Inc.
April 26, 2013
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   (12) when (i) all necessary corporate action to approve and authorize the issuance of Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement (the "Unit Documents") has been taken,
(ii) the Units and the Unit Documents have been executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and binding obligations of the Company.

   Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, such opinions are subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and to the application of principles of public policy.

   We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys

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New York Community Bancorp, Inc.
April 26, 2013
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who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5(a) to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                              Very truly yours,

                                              KILPATRICK TOWNSEND & STOCKTON LLP

                                         By:  /s/ Victor L. Cangelosi
                                              ----------------------------------
                                              Victor L. Cangelosi, a Partner